Independent Auditors' Consent



To the Board of Directors and Shareholders
Lexington Emerging Markets Fund, Inc.:

We consent to the use of our report dated February 4, 1998 included in
this Registration Statement on form N-1a of the     Lexington Emerging
Markets Fund, Inc. dated April 9, 1998 and to the reference to our firm under the heading "Financial Highlights" in the Prospectus.






                                KPMG Peat Marwick LLP

New York, New York
April 9, 1998